SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 19, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 19, 2008, the Registrant announced the appointment of Mr. Bill Guo, Chairman and founder of Venturepharm Group and Chief Executive Officer of Venturepharm Laboratories, Ltd, as the Chairman of the Registrant’s Board of Directors.

Mr. Guo received an MSC degree in industrial pharmacy from the University of Toronto. Mr. Guo has also received an MBA program certificate from Herriot Watt University and an Executive Education certificate from the Judge Business School at the University of Cambridge. Mr. Guo has over ten years of experience in the global pharmaceutical industry and has been recognized by Fortune magazine as one of the top emerging entrepreneurs in China. He has also been the recipient of various awards, including: the State Council of China’s National Hero Award in 2005; China’s top ten elite in management in 2004; China’s top ten most influential individuals in business in 2005; Business Week Asia’s Youth Chinese Entrepreneur Award in 2005; and the British Chamber of Commerce Entrepreneurs and Innovation Award in 2005.

Mr. Guo will not serve on any committees of the Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

Not Applicable.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D. Chief Operating Officer

Dated: September 19, 2008